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                               [LETTERHEAD]

FROM:       GRANITE BROADCASTING CORPORATION
Contact:    Ellen McClain
Telephone:  212/826-2530

                                                   FOR IMMEDIATE RELEASE
                                                   Thursday, April 30, 1998

                  GRANITE BROADCASTING CORPORATION ANNOUNCES
                   PROPOSED OFFERING OF UNREGISTERED SENIOR
                            SUBORDINATED NOTES


     New York, April 30, 1998 - Granite Broadcasting Corporation (GBTVK/GBTVP: NASDAQ) announced that it proposes to make an offering of $150 million of a new issue of Senior Subordinated Notes due 2008. The offering will not be registered under the Securities Act of 1933, as amended (the "Act") and will be made only to qualified institutional buyers and certain persons outside of the United States. The proceeds of the offering will be used to repay outstanding borrowings under the Company's credit facility and for general working capital purposes.

     The Notes have not been registered under the Act and may not be offered, sold, pledged or otherwise transferred in the United States absent registration under the Act or pursuant to an exemption available thereunder.